UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2009

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-149290	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Sam’s Club – Hoover, AL

On January 15, 2009, Cole REIT III Operating Partnership, LP (“COP III”), the operating partnership of Cole Credit Property Trust III, Inc. (the “Company”), entered into an agreement of purchase and sale with Series D, LLC (“Series D”), an affiliate of our advisor (the “SC Hoover Agreement”), to purchase 100% of the membership interests (the “SC Hoover Interests”) in Cole SC Hoover AL, LLC, a Delaware limited liability company (“SC Hoover”) for a gross purchase price of approximately $12.3 million, exclusive of closing costs. SC Hoover owns as its only asset an approximately 115,347 square foot single-tenant retail building leased to Wal-Mart Real Estate Business Trust, a wholly owned subsidiary of Wal-Mart Stores, Inc., (“Wal-Mart”) on an approximately 11.43 acre site located in Hoover, AL (the “SC Hoover Property”). The SC Hoover Property was constructed in 2000. A majority of the Company’s board of directors, including all of the Company’s independent directors, not otherwise interested in the acquisition, approved the acquisition as being fair and reasonable to the Company and that the cost to the Company was not in excess of the current appraised value of the SC Hoover Property or the cost of the property to Series D.

The SC Hoover Agreement contains customary representations and warranties and customary indemnification provisions.

On January 15, 2009, in connection with the acquisition of the SC Hoover Interests, COP III entered into an approximately $11.1 million loan (the “SC Hoover Loan”) with Series D, the lender. The SC Hoover Loan, which is secured by the SC Hoover Interests, has a variable interest rate based on the 3-month LIBOR plus 250 basis points per annum with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on January 14, 2010. COP III may prepay the SC Hoover Loan, in whole or in part, without premium or penalty. In the event the SC Hoover Loan is not paid off on the maturity date, COP III would be subject to certain default provisions. Upon the occurrence of an event of default, interest on the SC Hoover Loan will accrue at an annual default interest rate equal to 4% above the stated interest rate.

The Company’s board of directors, including all of the independent directors, not otherwise interested in the transaction, approved the SC Hoover Loan as fair, competitive and commercially reasonable, and determined that its terms were no less favorable to the Company than loans between unaffiliated third parties under similar circumstances.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Sam’s Club – Hoover, AL

On January 15, 2009, the Company, through COP III, acquired the SC Hoover Property by acquiring the SC Hoover Interests from Series D for a gross purchase price of approximately $12.3 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering and a loan of approximately $11.1 million secured by the SC Hoover Interests. In connection with the acquisition, the Company paid an affiliate of its advisor an acquisition fee of approximately $246,000. The area surrounding the SC Hoover Property is shared by retail, residential and commercial properties.

The SC Hoover Property is 100% leased to Wal-Mart subject to a net lease, which commenced on January 27, 2000. Pursuant to the lease, the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The annual base rent of approximately $895,319, or approximately $7.76 per square foot is fixed through the first 15 years, and increases to approximately $919,441, or approximately $7.97 per square foot, for the remaining ten years of the initial lease term, which expires January 14, 2025. The tenant has 14 options to renew the lease, beginning January 15, 2025, each for an additional five year term. The annual base rent for the first three option periods is approximately $1.0 million. The annual base rent for 11 remaining option periods is the fair market rent, which is defined by the lease agreement, as the price a willing tenant would pay under no compulsion to rent would pay a willing landlord under no compulsion to sell.

In evaluating the SC Hoover Property as a potential acquisition and determining the appropriate amount of consideration to be paid for COP III’s interest in the SC Hoover Property, we considered a variety of factors, including property condition reports, unit-level store performance, property location, visibility and access, age of the property, physical condition and curb appeal, review of an independent third-party appraisal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including trade area population and average household income, neighborhood growth patterns and economic conditions, and the presence of demand generators.

Cole Realty Advisors Inc., an affiliate of the Company, has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the SC Hoover Property and will receive a property management fee of 2.0% of the monthly gross revenue from the SC Hoover Property. The Company currently has no plans for any renovations, improvements or development of the SC Hoover Property. The Company believes the SC Hoover Property is adequately insured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 and Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statement and Exhibits

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before April 1, 2009, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions.

None.

(d) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 20, 2009	COLE CREDIT PROPERTY TRUST III, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary

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